                                                                   EXHIBIT 10.29

                       AUTOMATIC LIQUID PACKAGING, INC.

                         PROCESSING SERVICES AGREEMENT



          This PROCESSING SERVICES AGREEMENT is made and effective as of May 5, 1998 (the "Effective Date"), by and between PathoGenesis Corporation and Automatic Liquid Packaging, Inc. (each singularly a "Party" and collectively the "Parties"):

     A. PathoGenesis has developed TOBI(TM), which is produced from Bulk Chemical (as defined below); PathoGenesis has need for Processing of TOBI as set forth below; and

     B. ALP possesses suitable facilities and capacity for Processing in accordance with the Specifications; and

     C. PathoGenesis and ALP desire to contract for such Processing on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the Parties agree as follows:

                            SECTION 1:  DEFINITIONS

     The following terms have the following meanings in this Agreement:

1.1  "Actual Yield" means the number of ampules of Finished Product actually
      ------------
     produced from a Batch.

1.2  "Agreement" means this Processing Services Agreement, including any
      ---------
     exhibits, schedules or attachments attached and incorporated into this Agreement (including the Specifications), and any valid amendments to any of the foregoing.

1.3  "ALP" means Automatic Liquid Packaging, Inc., an Illinois corporation, and
      ---
     its successors and permitted assigns.

1.4  "ALP Materials" means all materials other than PathoGenesis Materials
      -------------
     required for Processing, including Primary Packaging Materials.

1.5  "Batch" means a single lot comprised of the number of Dosage Containers the
      -----
     Parties may agree upon in writing from time to time.

1.6  "Bulk Chemical" means Tobramycin raw material provided to ALP by
      -------------
     PathoGenesis for Processing.

1.7  "Campaign" means Processing of a Batch or Batch(es) during a specified time
      --------
     period without interruption (except as is procedurally necessary between Batches).

1.8  "cGMPs" mean the current Good Manufacturing Practices for Finished
      -----
     Pharmaceuticals pursuant to 21 C.F.R 221 et seq., as amended from time to
                                              ------
     time.

1.9  "Commencement Date" is defined in Section 3.1(c).
      -----------------

1.10 "Completion Date" is defined in Section 3.1(c).
      ---------------

1.11 "Dosage Container" means any final dosage form container(s) the Parties
      ----------------
     may agree upon in writing from time to time.

1.12 "Effective Date" is defined in the introductory paragraph.
      --------------

1.13 "Facilities" means [**********], located at 2200 West Lake Shore Drive,
      ----------
     Woodstock, Illinois 60098, or such other production suite, designated by ALP in a written notice to PathoGenesis, that has been validated and approved by the Regulators for Processing prior to any change in Facilities.

1.14 "Finished Product" means Bulk Chemical Processed into Dosage Containers
      ----------------
     and packaged with Secondary Packaging Materials.

1.15 "Non-conforming Finished Product" is defined in Section 4.2.
      -------------------------------

1.16 "PathoGenesis" means PathoGenesis Corporation, a Delaware corporation, and
      ------------
     its successors and permitted assigns.

1.17 "PathoGenesis Equipment" is defined in Section 2.2.
      ----------------------

1.18 "PathoGenesis Materials" means all Bulk Chemical, and excipients listed in
      ----------------------
     the Specifications, including [**********] Secondary Packaging Materials that PathoGenesis provides to ALP for Processing.

1.19 "Planning Value" means the predicted Actual Yield that is used for
      --------------
     production planning purposes, e.g. forecasting and scheduling.

1.20 "Primary Packaging Materials" means all plastic resin and other materials
      ---------------------------
     used to create Dosage Containers, e.g., [**********].

1.21 "Process" or "Processing" means the formulation and compounding of TOBI,
      -------      ----------
     the aseptic filling of Dosage Containers, the packaging of filled sterile Dosage Containers to produce Finished Product for PathoGenesis, and the testing of such Finished Product, in accordance with this Agreement (including the Specifications).

1.22 "Processing Fees" are defined in Section 6.1.
      ---------------

1.23 "Processing Plan" is defined in Section 3.1.
      ---------------

1.24 "Proprietary Information" is defined in section 9.2.
      -----------------------

1.25 "Regulators" means the United States Food and Drug Administration (the
      ----------
     "FDA") and any other governmental entity (federal, state, local or foreign) with jurisdiction over Processing under this Agreement.

* Confidential treatment is requested; filed separately with the Securities and Exchange Commission.

1.26 "Secondary Packaging Materials" means all pouches, labels, shipping
      -----------------------------
     containers and other materials required under the Specifications to package filled, sealed and sterile Dosage Containers as Finished Product ready for shipment.

1.27 "Specifications" means the procedures, requirements, standards, quality
      --------------
     control testing and other data and the scope of services, as all of the foregoing are set forth in Exhibit A (master batch record), Exhibit B (manufacturing specifications as contained in the Chemistry, Manufacturing and Controls section of PathoGenesis' New Drug Application for TOBI filed with the FDA, No. 50-753) attached and incorporated into this Agreement, and any valid amendments or modifications to any of the foregoing. The Specifications may be amended upon mutual written agreement of the Parties, with amendments to Processing Fees as necessary under Section 6.3. If there is any conflict between the terms of the Specifications and the other provisions of this Agreement, the Specifications will control.

1.28 "Supply Forecast" is defined in Section 3.1.
      ---------------

1.29 "Term" is defined in Section 8.1.
      ----

1.30 "Theoretical Yield" means the number of ampules of Finished Product that
      -----------------
     could be produced from a Batch in the absence of operating waste, rejections, or other inefficiencies.

1.31 "TOBI" means TOBI(TM) , which is Tobramycin solution for inhalation for
      ----
     any indication.

                 SECTION 2:  PROCESSING SUPPLIES AND EQUIPMENT

2.1  Processing Supplies.  Subject to the other terms of this Agreement, during
     -------------------
     the Term:

     (a)  ALP Materials.  ALP will make available at the Facilities for
          -------------
          Processing all ALP Materials in quantities sufficient to meet each Processing Plan. ALP warrants and covenants that all ALP Materials will meet applicable Specifications and will have been produced in compliance with all applicable laws and regulations (including cGMPs).

     (b)  PathoGenesis Materials.  At no cost to ALP, PathoGenesis will supply
          ----------------------
          to ALP for Processing all PathoGenesis Materials in quantities sufficient to meet each Processing Plan. Provided that ALP complies with Section 2.4 regarding storage and handling of PathoGenesis Materials, PathoGenesis warrants and covenants that all PathoGenesis Materials will meet applicable Specifications and will have been produced in compliance with all applicable laws and regulations (including cGMPs). PathoGenesis will supply PathoGenesis Materials for Processing for a Campaign no later than ten business days before the scheduled Commencement Date for the Campaign. Prior to Processing, ALP will test all PathoGenesis Materials received in accordance with the Specifications, and will notify PathoGenesis of any non-conforming test results. ALP will Process only Batches authorized for Processing by PathoGenesis. PathoGenesis will be responsible for all shipper damage claims relating to delivery of PathoGenesis Materials to ALP, and ALP will provide reasonable assistance in connection with any such claim at PathoGenesis' request and expense.

2.2  PathoGenesis Equipment.  PathoGenesis has purchased from ALP certain
     ----------------------
     capital equipment and installed certain of its own capital equipment at the Facilities, all for use in Processing. All such capital equipment at the Facilities is referred to as the "PathoGenesis Equipment."
                                       ----------------------

2.3  Exclusivity.  ALP will use PathoGenesis Materials and PathoGenesis
     -----------
     Equipment solely and exclusively for Processing, and ALP will dedicate the Facilities solely and exclusively to Processing during each Campaign during the Term. ALP may use the Facilities (but not PathoGenesis Equipment), when not dedicated to PathoGenesis during a Campaign, for processing of other materials, provided that ALP will ensure the cleaning validation of equipment and production room for all Processing in the Facilities and will reasonably cooperate with PathoGenesis in the evaluation and elimination of potential concerns regarding cross-contamination in light of applicable requirements and recommendations (including cGMPs) of Regulators. ALP's cooperation will include post-processing cleaning methods (which information is Proprietary Information of ALP under section 9 of this Agreement). ALP will not schedule the use of the Facilities for the production of materials for customers (including PathoGenesis) whose forecasts for required production using the Facilities in the aggregate would exceed 80% of the capacity of the Facilities. ALP agrees that during the Term neither ALP nor any entity controlled by or under common control with or otherwise affiliated with ALP will process or package in any facility, other than for PathoGenesis, any product for inhalation containing (a) any aminoglycoside (including Tobramycin) or (b) any other class of antibiotic if ALP is then manufacturing an antibiotic of the same class for PathoGenesis.

2.4  Storage, Handling and Cleaning of PathoGenesis Equipment and PathoGenesis
     -------------------------------------------------------------------------
     Materials.  ALP warrants and covenants that it will store and handle all
     ---------
     PathoGenesis Materials and PathoGenesis Equipment in accordance with this Agreement (including the Specifications) and all applicable laws and regulations (including cGMPs). Promptly before and after each Campaign, ALP will clean and service all PathoGenesis Equipment and all other ALP machinery, equipment and utilities used in Processing in compliance with the Specifications. ALP will securely store moveable PathoGenesis Equipment in separate storage when not in use for Processing or being cleaned. ALP will take such actions as are reasonably necessary to protect PathoGenesis Materials and PathoGenesis Equipment located at ALP from damage, destruction, deterioration or other harm, but risk of loss for all PathoGenesis Materials, PathoGenesis Equipment and Finished Product located at ALP will lie with PathoGenesis.

2.5  Re-validation.  PathoGenesis and ALP will meet annually to determine the
     -------------
     need for any re-validation required for purposes of Processing pursuant to this Agreement and to plan any work or action in connection with such re-validation. ALP will maintain the Tobramycin Process in a validation ready state as required per established ALP validation procedures. PathoGenesis and ALP will negotiate how any costs of re-validation are to be borne.

                    SECTION 3:  PURCHASE ORDERS; PROCESSING

3.1  PathoGenesis Supply Forecast and Processing Plan.  On a quarterly basis
     ------------------------------------------------
     PathoGenesis will provide ALP with its good faith non-binding written projections of its anticipated Finished Product supply requirements to be produced by ALP during the next twelve months (as may be amended from time to time by PathoGenesis, the "Supply Forecast"). Subject to the other terms of this Agreement:
          ---------------

     (a)  Processing Plan.  Based on factors including the Supply Forecast, the
          ---------------
          availability of ALP's Processing capacity in the Facilities and comparable ALP facilities, changes in Batch sizes, Dosage Containers and/or Specifications, and anticipated changes in any of the foregoing, on an on-going basis during the Term, PathoGenesis no later than 45 business days before the start of each calendar quarter (commencing with the first quarter of 1998) will provide ALP with a written processing plan for such quarter and the next three quarters (binding as to such quarter and non-binding as to the next three quarters), which will specify the amount of Finished Product to be Processed and the approximate timing of Campaign(s) (as may be amended from time to time in writing by the Parties, the "Processing Plan")
                                                            ---------------
          [**********].

     (b)  Purchase Orders.  Each Processing Plan (as it may be so amended) will
          ---------------
          constitute a purchase order for the Finished Product to be Processed during the first calendar quarter as specified in that Processing Plan. PathoGenesis may modify a purchase order subject to penalties only by submitting a written change order to ALP at least 15 business days in advance of the earliest scheduled Commencement Date for the Processing covered by the change order.

     (c)  Commencement Date and Completion Date.  Within ten business days of
          -------------------------------------
          receipt of each Processing Plan, ALP will acknowledge it in writing, specifying the date for commencement (the "Commencement Date") and the
                                                     -----------------
          date for completion (the "Completion Date") for each Campaign during
                                    ---------------
          the next calendar quarter, thereby committing for Processing according to that schedule the Facilities, all other machinery, equipment and utilities at ALP used in Processing, sufficient appropriately trained ALP personnel and all other ALP resources required under this Agreement for Processing.

     (d)  Delivery of PathoGenesis Materials and Inventory of ALP Materials.  At
          -----------------------------------------------------------------
          least ten business days prior to the Commencement Date for a Campaign, PathoGenesis will cause to be delivered to ALP the PathoGenesis Materials required for the Campaign, and ALP will have in inventory the ALP Materials required for the Campaign.

3.2  Due Diligence; Unplanned Delay or Elimination of Processing.  Each Party
     -----------------------------------------------------------
     will exercise the highest degree of diligence in its efforts to meet the Processing Plan as scheduled (subject to change orders and penalties as specified in Exhibit C). Subject to the other terms of this Agreement, ALP will Process a given Campaign until it has completely Processed each Batch within such Campaign, with a view to achieving the maximum yield consistent with the Specifications and all applicable laws and regulations (including cGMPs). ALP will provide PathoGenesis with as much advance notice as possible (and will use its best efforts to provide at least 15 business days advance notice where possible) if ALP determines that any Processing will be delayed or eliminated for any

* Confidential treatment is requested; filed separately with the Securities and Exchange Commission.

     reason. Thereafter, the Parties agree to use their best efforts to provide the maximum possible amount of conforming Finished Product to PathoGenesis subject to Section 4.3.

3.3  Testing and Rejection of Finished Product.  Upon completion of Processing
     -----------------------------------------
     of each Campaign, ALP will deliver to PathoGenesis (a) within five business days thereafter, samples of the Batch for testing by PathoGenesis, (b) within 15 business days thereafter, the Batch record for the Campaign and
     (c) within 20 business days thereafter, ALP's test results and written approval or rejection of each Batch Processed in the Campaign. No later than 45 business days after PathoGenesis' receipt of a Batch of Finished Product pursuant to Section 5.1, PathoGenesis will test Finished Product and will notify ALP if, in PathoGenesis' determination, any such Finished Product is rejected as non-conforming for any reason (provided that, although such rejection may be for any reason, ALP will be responsible for non-conformity only as set forth in Sections 4.2 and 4.3(a)).

3.4  Warranties.  Each party warrants and covenants that it will perform all its
     ----------
     obligations under this Agreement (including, in the case of ALP, its Processing of PathoGenesis Materials into Finished Product) in accordance with this Agreement (including the Specifications) and all applicable laws and regulations (including cGMPs). ALP warrants that all Finished Product will meet the Specifications and all applicable laws and regulations (including cGMPs).

3.5  PathoGenesis Inspection and Control of Processing.  During the Term,
     -------------------------------------------------
     PathoGenesis' representatives may inspect the Facilities during regular business hours. Before, during and after each Campaign, PathoGenesis may base a reasonable number of its representatives at the Facilities to oversee Processing and ALP will provide the PathoGenesis representatives with work space and access to telephone and telecopy services at ALP as reasonably necessary. ALP will implement any Processing instructions or directions given by PathoGenesis which do not violate applicable laws or regulations (including cGMPs), the Specifications, or ALP's reasonable plant operating procedures, and ALP immediately will correct any aspect of the ALP Materials, the PathoGenesis Equipment located at ALP, any other machinery, equipment or utilities at ALP used in Processing or the Processing itself that PathoGenesis acting in good faith, notifies ALP in writing (or orally if confirmed in writing) is not in compliance with this Agreement (including the Specifications) or applicable laws and regulations (including cGMPs).

3.6  ALP Modifications.  Except as permitted or required in section 3.5 or the
     -----------------
     Specifications or with PathoGenesis' prior written consent, ALP will not modify the PathoGenesis Equipment at all, and ALP will not modify the Facilities or any other machinery, equipment or utilities at ALP used in Processing or the manufacturing processes and operating procedures in a manner that would directly affect Processing or the Processing Plan or would adversely affect or conflict with the regulatory status of PathoGenesis with any Regulator. Before making any change in its plant manufacturing processes or operating procedures applicable, in whole or in part, to the Facilities or Processing, ALP will give PathoGenesis advance written notice of the nature and effective date of such change. In the event of a conflict between the Specifications and ALP's plant operating procedures, the Specifications will control.

     SECTION 4:  RESPONSIBILITY FOR NON-CONFORMING FINISHED PRODUCT

4.1  Non-Conforming Finished Product.  For purposes of this Agreement and
     -------------------------------
     subject to Section 8.3, Finished Product is considered "Non-conforming
                                                             --------------
     Finished Product" if it is rejected by PathoGenesis as non-conforming for
     ----------------
     any reason under Section 3.3 or if it is found not to conform to the Specifications and all applicable laws and regulations (including cGMPs).

4.2  Responsibility for Non-conforming Finished Product.  ALP will be
     --------------------------------------------------
     responsible for causing Non-conforming Finished Product only on account of ALP's breach of its warranties in Sections 2.1 (a), 2.4 or 3.4, which include, without limitation, its warranty to perform its obligations under this Agreement in accordance with this Agreement (including the Specifications) and all applicable laws and regulations (including cGMPs). PathoGenesis will be responsible for causing Non-conforming Finished Product only on account of PathoGenesis' breach of its warranties in Sections 2.1(b) or 3.4, which include, without limitation, its warranty to perform it obligations under this Agreement in accordance with this Agreement (including the Specifications) and all applicable laws and regulations (including cGMPs). If the Parties, after good faith negotiation, cannot agree upon which Party is responsible for causing Non-conforming Finished Product, the Parties will mutually agree (such agreement not to be unreasonably withheld) upon a third party to review records, test data and other relevant information and ascertain responsibility. The third party's finding will be binding on both Parties, and the cost of such third-party testing and review will be borne by the party found responsible.

4.3  Replacement of Non-conforming Finished Product.  If any Non-conforming
     ----------------------------------------------
     Finished Product occurs for any reason, ALP will Process an amount of Finished Product equivalent to the amount of Non-conforming Finished Product, on whatever timing basis (regular or priority) is necessary to continue to meet PathoGenesis' supply requirements under the Processing Plan, subject in all cases to the following:

     (a)  ALP. If ALP is responsible for causing any Non-conforming Finished
          ---
          Product, PathoGenesis will not owe ALP any Processing Fees for the Non-conforming Finished Product. ALP will promptly produce new Finished Product to replace such Non-conforming Finished Product, and PathoGenesis will owe ALP any Processing Fees for such replacement Finished Product.

     (b)  PathoGenesis. If PathoGenesis is responsible for causing any Non-
          ------------
          conforming Finished Product, PathoGenesis will pay ALP the Processing Fees for both the Non-conforming Finished Product and the Finished Product.

                         SECTION 5:  DELIVERIES; TITLE

5.1  PathoGenesis Authorization of Release; Delivery.  ALP will hold all
     -----------------------------------------------
     Finished Product in refrigerated storage at ALP until receipt of PathoGenesis' written authorization of shipment, at which time ALP promptly will tender such Finished Product (conforming or non-conforming) for delivery in accordance with PathoGenesis' routing instructions and at PathoGenesis' expense; provided, however that ALP shall have the right to invoice PathoGenesis for any applicable Processing Fees, and PathoGenesis shall pay such Processing Fees, in accordance with Section 6.2. ALP will provide shipment preparation and packaging of Finished Product in Secondary Packaging Materials in accordance with the Specifications.

5.2  Product Coding.  ALP will code and mark all Dosage Containers and other
     --------------
     packaging materials for Finished Product as required under the Specifications and all applicable laws and regulations (including cGMPs).

5.3  Title; Security Interests.  All PathoGenesis Materials and PathoGenesis
     -------------------------
     Equipment in the custody of ALP will be and remain the exclusive property of PathoGenesis at all times, and PathoGenesis will own any domestic or foreign governmental rights, registrations or licenses associated with PathoGenesis Materials or Finished Product. ALP specifically waives any and all liens or security interests that it might acquire (whether by operation of law or otherwise) with respect to any property of PathoGenesis. ALP's care, custody, control and use of any property of PathoGenesis is determined solely by the terms of this Agreement, and ALP will never have the power of sale or disposal over any of it except with the express prior written consent of PathoGenesis.

                        SECTION 6:  PRICING AND PAYMENT

6.1  Processing Fees.  Subject to the other terms of this Agreement, in
     ---------------
     consideration for Processing and performing the other services in the "Master Batch Record" set forth in Exhibit A attached and incorporated into this Agreement, PathoGenesis will pay to ALP the Processing Fees set forth on Exhibit C attached and incorporated into this Agreement (as may be amended from time to time, the "Processing Fees"). The fees set forth in
                                     ---------------
     the initial Exhibit C are applicable to Processing completed through
     [**********].   Fees for each [**********] period thereafter will be
     negotiated by the parties in good faith prior to the start of such [**********] period and will be reflected in an amended Exhibit C. [**********].

6.2  Payment.  Subject to the other terms of this Agreement, ALP may invoice
     -------
     PathoGenesis for any Processing Fee applicable to Finished Product on or after the date ALP tenders the Finished Product to which the invoice corresponds as set forth in Section 5.1, and Processing Fees will be due and payable net 45 days after PathoGenesis' receipt of ALP's invoice therefor.

6.3  Changes.  On an ongoing basis during the Term, the Parties will negotiate
     -------
     in good faith regarding amendments to Processing Fees based on factors including those listed in Section 3.1 (including changes in Batch sizes and/or Dosage Containers), and ALP agrees to offer lower Processing Fees to PathoGenesis with increases in the scale and annual volume of ALP's Processing and larger Batch sizes. Any amendments in Processing Fees will be upon mutual written agreement of the Parties.

* Confidential treatment is requested; filed separately with the Securities and Exchange Commission.

                    SECTION 7:  RECORDS; REGULATORY MATTERS

7.1  Recordkeeping.  ALP will maintain and retain true and accurate books,
     -------------
     records, test and laboratory data, reports and all other information relating to Processing under this Agreement, including all information required to be maintained under this Agreement (including the Specifications) or applicable laws and regulations (including cGMPs). ALP will maintain all such information only in separate forms, notebooks and records (not commingled with other information) where allowed by ALP procedures and will maintain all such information for a period of at least two years from the relevant Finished Product expiration date or longer if required under applicable laws and regulations (including cGMPs).

7.2  Regulatory Compliance.  ALP understands that PathoGenesis intends to
     ---------------------
     distribute and sell Finished Product in numerous countries throughout the world. PathoGenesis will be solely responsible for all marketing permits and licenses required by any Regulator with respect to Finished Product and Processing under this Agreement, including any product licenses, applications and amendments in connection therewith. ALP will assist PathoGenesis and Regulators in all regulatory matters with respect to Processing under this Agreement, including any current or future requirements or recommendations of Regulators, at PathoGenesis' request and at PathoGenesis' expense, except that ALP, at its expense, will cause Primary Packaging Materials to be tested as required in connection with any such sales in European Union countries. Each Party intends and commits to cooperate to satisfy all applicable laws and regulations with respect to Processing under this Agreement. Each Party will promptly disclose to the other Party any communication between it and any Regulator that may affect such other Party with respect to such other Party's rights or obligations under this Agreement.

7.3  Audit.  During ALP's regular business hours, ALP will make available any
     -----
     technical processing books and records, test and laboratory data, reports and all other information relating to Processing under this Agreement, including all information required to be maintained under this Agreement (including the Specifications) or applicable laws and regulations (including cGMPs), to PathoGenesis and Regulators for inspection and copying at PathoGenesis' expense.

7.4  Governmental Inspections and Requests.  Upon any Regulator's request to
     -------------------------------------
     inspect the Facilities or audit ALP's technical processing books and records (under Section 7.4) or any other inquiry (oral or written) by a Regulator with respect to Processing under this Agreement, ALP immediately will notify PathoGenesis by telecopy, including a copy of any written document received from the Regulator (with written confirmation copy to follow by regular mail). ALP will permit any Regulators to inspect the Facilities and any machinery, equipment, utilities at ALP or Primary Packaging Materials used in Processing, and any PathoGenesis Materials, PathoGenesis Equipment and Finished Product located at ALP. PathoGenesis may send its representatives to participate in any Regulatory inspection, audit or other inquiry with respect to Processing under this Agreement, as deemed appropriate by PathoGenesis.

                       SECTION 8:  TERM AND TERMINATION

8.1  Term.  The term of this Agreement (the "Term") will start on the Effective
     ----
     Date and will continue until (a) December 31, 2007 or (b) such other date as of which this Agreement is terminated pursuant to Section 8.2 or by mutual agreement of the parties or (c) such other date to which the Term is extended by mutual agreement of the parties.

8.2  Termination by Either Party.
     ---------------------------

     (a)  Regardless of Cause.  Either Party may terminate this Agreement for
          -------------------
          any reason effective upon at least two years' prior written notice to the other Party.

     (b)  Material Breach.  Either Party may terminate this Agreement effective
          ---------------
          upon at least 180 days' prior written notice to the other Party, if the other Party commits a material breach of this Agreement which is not cured by the end of the notice period (except as otherwise provided in Section 8.2(d)). Failure of PathoGenesis to pay any invoice of ALP within the terms as specified in Sections 5.1 and 6.2 shall, after 15 days prior written notice from ALP to PathoGenesis regarding such nonpayment, be deemed automatically a material breach (unless cured within such 15-day period), and ALP shall be relieved of any further obligation to perform hereunder until PathoGenesis' payments are brought current.

     (c)  Bankruptcy.  Either Party may terminate this Agreement effective upon
          ----------
          at least 60 days' prior written notice to the other Party, if the other Party files a petition for bankruptcy, takes advantage of the insolvency laws of any state, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets, any of which is not cured by the end of the notice period.

     (d)  Force Majeure.  If any default or delay occurs which prevents or
          -------------
          materially impairs a Party's performance and is due to a cause beyond the Party's reasonable control, including but not limited to an act of God, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand, the affected Party promptly will notify the other Party in writing of such cause and will exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party will be liable to the other Party for any loss or damage due to such cause, but the Term will be extended by a period of time equal to any delay due to such cause. Neither Party may terminate this Agreement because of such default or delay except upon 15 days prior written notice to the other Party if the default or delay has existed for five months and is continuing at the end of the notice period.

8.3  Effect of Termination.
     ----------------------

     (a)  Rights and Obligations Continuing until Expiration or Termination.
          -----------------------------------------------------------------
          Except as otherwise provided in Section 8.3(b), any expiration or termination of this Agreement will be without prejudice to any rights accrued to the benefit of either Party prior to expiration or termination, will not relieve either Party of any obligations accrued to it prior to expiration or termination, and will not relieve either Party of any warranties or obligations that survive any expiration or termination of this Agreement (including those under Sections 2.1, 2.4, 3.4, 7, 8.3(b), 9, 10 or 11.3).

     (b)  Deliveries upon Termination or Expiration.  If either Party terminates
          -----------------------------------------
          this Agreement under Section 8.2(a), effective upon such termination the only obligations of either Party will be those obligations and warranties that survive under Section 8.3(a) and those obligations under this Section 8.4(b). No later than 30 days after any expiration or termination of this Agreements, each Party will deliver to the other Party all copies in its possession of the other Party's Proprietary Information, ALP will deliver to PathoGenesis all copies of all records and information ALP has maintained under this Agreement (except that ALP's legal department may retain one copy), and ALP will deliver to PathoGenesis all PathoGenesis Materials and PathoGenesis Equipment then located at ALP (with all such deliveries at PathoGenesis' expense).

                      SECTION 9:  PROPRIETARY INFORMATION

9.1  Nondisclosure.  Except to the extent authorized by this Agreement, during
     -------------
     the Term and for ten years after expiration or any termination of this Agreement, neither Party will:

     (a) disclose, publish or otherwise make available (orally or in writing) any Proprietary Information of the other Party to any third party (including any employee of the receiving Party without a need to know or to have access to such Proprietary Information or who does not agree to be bound by these terms);

     (b) use any Proprietary Information of the other Party except in connection with performance of this Agreement or upon express prior written consent of the other party; or

     (c) sell, transfer or otherwise exploit any such Proprietary Information of the other Party, or permit such sale, transfer or exploitation by a third party (including any employee of the receiving Party).

9.2  Proprietary Information.  For purposes of this Agreement, "Proprietary
     -----------------------                                    -----------
     Information" means all information disclosed in writing (or orally if
     -----------
     reduced to writing after oral disclosure) by a Party at any time in connection with this Agreement, except for any information expressly excluded by the disclosing Party in writing or any information which the receiving Party can establish by competent written evidence (a) was known to the receiving Party at the time of disclosure by the disclosing Party or
     (b) was generally available to the public at the time of disclosure by the disclosing Party.

9.3  Public Announcements.  During the Term, neither Party will make any press
     --------------------
     release or other disclosure regarding this Agreement except as required under applicable law (with advance notice to the other Party of the required disclosure) or with the other Party's express prior written consent.

                   SECTION 10:  INDEMNIFICATION AND INSURANCE

10.1 Indemnification by ALP.  ALP will indemnify and hold harmless PathoGenesis
     ----------------------
     and its directors, officers, employees and agents from and against any suit, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorneys' fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (a) any act or omission, proven or alleged, of ALP in its performance of this Agreement, except to the extent that any of the foregoing arises out of or results from the negligence or willful misconduct of PathoGenesis or (b) any proven or alleged claim of patent infringement, violation of intellectual property rights or unfair competition relating to any equipment, method, process or design used by ALP in its performance of this Agreement.

10.2 Indemnification by PathoGenesis.  PathoGenesis will indemnify and hold
     -------------------------------
     harmless ALP and its directors, officers, employees and agents from and against all suits, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorney's fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (a) any act or omission, proven or alleged, of PathoGenesis in its performance of this Agreement or in connection with any use of Finished Product, except to the extent that any of the foregoing arises out of or results from the negligence or willful misconduct of ALP or (b) PathoGenesis' exercise of control over Processing under Section 3.5 of this Agreement, to the extent that PathoGenesis' instructions or directions violate applicable laws or regulations (including cGMPs).

10.3 Indemnification Procedures.  All indemnification obligations in this
     --------------------------
     Agreement are conditioned upon the Party seeking indemnification promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument), cooperating with the indemnifying Party in the defense of any such claim or liability (at the indemnifying Party's expense), and not compromising or settling any claim or liability without prior written consent of the indemnifying Party. The indemnifying Party shall have the right to select legal counsel reasonably acceptable to it to defend against any suits, claims or demands.

10.4 Limitation of Liability.  ALP shall not be liable for any indirect,
     -----------------------
     incidental or consequential damage arising out of any breach by ALP of this Agreement (including its representations and warranties herein contained) to an extent greater than $5,000,000 in the aggregate with respect to all breaches occurring during any twelve-month period.

10.5 Insurance.
     ---------

     (a)  ALP.  During the Term and for five years thereafter, ALP will obtain
          ---
          and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause, and with any deductible or self insured retention being subject to PathoGenesis' previous written approval. During the Term, ALP will obtain and maintain worker's compensation insurance as required under Illinois law and employer's liability insurance with a limit of not less than $500,000. With respect to all insurance coverage required under this Section 10.5(a): (i) all insurance carriers will be subject to PathoGenesis' prior approval (not to be unreasonably withheld); (ii) ALP will furnish PathoGenesis with certificates of insurance evidencing at least the required coverage as soon as practicable after the Effective Date and each anniversary of the Effective Date during the Term (and for five years thereafter if such coverage is then required hereunder); and (iii) all policies will include provisions for at least 30 days prior written notice of any material change or cancellation (whether for non-payment or otherwise).

     (b)  PathoGenesis.  During the Term and for five years thereafter,
          ------------
          PathoGenesis will obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross liability or severability of interests clause. During the Term, PathoGenesis will obtain and maintain worker's compensation insurance as required under applicable law and employer's liability insurance with a limit of not less than $1,000,000. With respect to such insurance coverage required under this section 10.5(b): (i) PathoGenesis will furnish ALP with certificates of insurance evidencing at least the required coverage as soon as practicable evidencing at least the required coverage as soon as practicable after the Effective Date and each anniversary of the Effective Date during the Term (and for five years thereafter if such coverage is then required hereunder); and (ii) all policies will include Provisions for at least 30 days prior written notice of any material change or cancellation (whether for non-payment or otherwise).

                           SECTION 11:  MISCELLANEOUS

11.1 Entire Agreement; Amendments.  This Agreement is the entire understanding
     ----------------------------
     between the Parties and supersedes any contracts, agreements or understandings (oral or written) of the Parties with respect to the subject matter hereof. No term of this Agreement may be amended except upon written agreement of both Parties, unless provided otherwise in this Agreement.

11.2 No Waiver.  Failure by either Party to insist upon strict compliance with
     ---------
     any term of this Agreement in one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

11.3 Notices.  Any notice from either Party to the other Party will be
     -------
     effective upon receipt and must be personally delivered to such other party or sent to such other Party by deposit in the Unites States mail, first class, postage prepaid or telecopy transmission (with written confirmation copy to follow via United States mail), to the address for such Party below or such other address as a Party may designate from time to time in accordance with this Section:

          To PathoGenesis:    PathoGenesis Corporation
                              Attn:  Wilbur H. Gantz, President
                              5215 Old Orchard Road, #900
                              Skokie, Illinois  60077
                              Telecopy:  (847) 583-5409

          To ALP:             Automatic Liquid Packaging, Inc.
                              Attn:  Frank Leo
                              2200 West Lake Shore Drive
                              Woodstock, Illinois 60098
                              Telecopy:  (815) 338-5504

11.4  Successors and Assigns.  This Agreement will be binding upon and inure to
      ----------------------
      the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that without ALP's consent PathoGenesis may assign this Agreement, in whole or in part, to any corporate entity which controls, is controlled by or is under common control with PathoGenesis.

11.5  Independent Contractors.  The relationship of the parties is that of
      -----------------------
      independent contractors, and neither party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

11.6  Further Assurances.  The Parties agree to execute, acknowledge and deliver
      ------------------
      such further instruments and do all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

11.7  Arbitration.  All disputes, controversies or disagreements which may arise
      -----------
      between the parties in connection with this Agreement will be subject to non-binding mediation in accordance with the then existing alternative dispute resolution rules of the American Arbitration Association, and thereafter, if not settled, final and exclusive settlement by arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association. Arbitration will be conducted in Illinois.

11.8  Prevailing Party.  In any litigation or other proceeding between the
      ----------------
      parties in connection with this Agreement, the prevailing party will be entitled to recover from the other Party its reasonable attorneys' fees and costs in such proceeding.

11.9  Severability.  If any term of this Agreement is declared invalid or
      ------------
      unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

11.10 Governing Law.  This Agreement will be governed by and construed under
      -------------
      the laws of the State of Illinois, without giving effect to any principle or rule of conflict or choice of laws.

11.11 Headings.  The headings in this Agreement are only for convenience and
      --------
      are not a part of this Agreement.

11.12 Counterparts.  This Agreement may be executed in one or more
      ------------
      counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement effective on the Effective Date.

AUTOMATIC LIQUID PACKAGING, INC.      PATHOGENESIS CORPORATION

By:  /s/ Frank Leo                    By:  Wilbur H. Gantz
     -------------------------             -------------------------------------

Its:  V.P. New Products R&D           Its:  Chairman and Chief Executive Officer
      ------------------------              ------------------------------------


Exhibits:
  A - Master Batch Record [(S)(S) 1.27; 6.1]
  B - Chemistry, Manufacturing and Controls Section of TOBI NDA [(S) 1.27] C - Processing Fees [(S) 6.1]

                                                                       EXHIBIT A

                              MASTER BATCH RECORD

ALP Document Number [***********] (PathoGenesis' TOBI(R) Tobramycin for Inhalation 300 mg/5mL), in the form approved by PathoGenesis from time to time, is incorporated herein by reference.

* Confidential treatment is requested; filed separately with the Securities and Exchange Commission.

                                                                       EXHIBIT B

           CHEMISTRY, MANUFACTURING AND CONTROLS SECTION OF TOBI NDA

The chemistry, manufacturing and controls section of New Drug Application number 50-753, contained in volumes with numbered pages 1-1484, submitted to the United States Food and Drug Administration on April 30, 1997 and approved by the FDA on December 22, 1997 is incorporated herein by reference, as are any updates and revisions thereto furnished to ALP by PathoGenesis.

                                                                       EXHIBIT C

                                PROCESSING FEES

[**********]


* Confidential treatment is requested; filed separately with the Securities and Exchange Commission.